Exhibit 10.2

NACCO INDUSTRIES, INC.
EXECUTIVE EXCESS RETIREMENT PLAN
NACCO Industries, Inc.(the “Company”) does hereby adopt this NACCO Industries, Inc. Executive Excess Retirement Plan (the “Plan”) to be effective as of, and contingent upon, the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc. (the “Effective Date”).
ARTICLE I- PREFACE
Section 1.1.     Purpose of the Plan. The purpose of this Plan is to provide the Participant with the benefits he would have received under the Retirement Plan if he was a participant in such plan and other limited retirement benefits.
Section 1.2.     Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except where preempted by federal law.
Section 1.3.     Application of Code Section 409A.
(a)    The Excess 401(k) Sub-Accounts under the Plan are subject to the requirements of Code Section 409A. The remainder of the Plan is intended to be exempt from the requirements of Code Section 409A.
(b)    It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of, or exceptions to, Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Company does not guarantee the Participant any particular tax result with respect to any payments provided hereunder, including tax treatment under Code Section 409A.
ARTICLE II    - DEFINITIONS
Except as otherwise provided in this Plan, terms defined in the Retirement Plan as it may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan:
Section 2.1.     Account shall mean the record maintained by the Company in accordance with Section 4.1 as the sum of the Participant's Excess Retirement Benefits hereunder. The Participant's Account shall be further divided into the Sub-Accounts described in Article III hereof.
Section 2.2.     Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, on a form acceptable to the Plan Administrator prior to the Participant’s death. In the absence of a valid designation, a Participant’s Beneficiary shall be his surviving spouse or, if none, his estate.
Section 2.3.     Bonus shall mean any bonus under the Company’s annual incentive compensation plan(s) that would be taken into account as Compensation under the Retirement Plan, which is earned with respect to services performed by the Participant during a Plan Year (whether or not such Bonus is actually paid to the Participant during such Plan Year).
Section 2.4.     Company shall mean NACCO Industries, Inc. or any entity that succeeds NACCO Industries, Inc. by merger, reorganization or otherwise.

Section 2.5.     Compensation shall have the same meaning as under the Retirement Plan, except that Compensation shall be deemed to include (i) the amount of compensation deferred by the Participant under this Plan, (ii) amounts in excess of the limitation imposed by Code Section 401(a)(17). Notwithstanding the foregoing, the timing and crediting of Bonuses hereunder shall be as specified in Section 3.2.
Section 2.6.     Excess Retirement Benefit or Benefit shall mean an Excess Profit Sharing Benefit, Excess 401(k) Benefit, Excess Employer Contribution Benefit or a Transitional Benefit (all as described in Article III) which is payable to or with respect to the Participant under this Plan.
Section 2.7.     Fixed Income Fund shall mean the Vanguard Retirement Savings Trust IV investment fund under the Retirement Plan or any equivalent fixed income fund thereunder which is designated by the Company’s Retirement Funds Investment Committee as the successor thereto.
Section 2.8.     Key Employee. A Participant shall be classified as a Key Employee if he meets the following requirements:

(a)
The Participant, with respect to the Participant’s relationship with the Company and the Controlled Group Members, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i) (5)) and the Treasury Regulations issued thereunder) at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Key Employee Effective Date (defined below). When applying the provisions of Code Section 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be the definition under Treasury Regulation Section 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

(b)
The Identification Date for Key Employees is each December 31st and the Key Employee Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st.

(c)
Notwithstanding the foregoing, the Participant shall not be classified as a Key Employee unless the stock of the Company (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.

Section 2.9.     Participant shall mean the Chairman of the Company on the Effective Date.
Section 2.10.     Plan Administrator shall mean the Company’s Benefits Committee (the “Benefits Committee”).
Section 2.11.     Plan Year shall mean the calendar year.
Section 2.12.     Retirement Plan shall mean The North American Coal Corporation Retirement Savings Plan or any successor thereto.

Section 2.13.     Termination of Employment means, with respect to the Participant’s relationship with the Company and the Controlled Group Members, a separation from service as defined in Code Section 409A (and the regulations or other guidance issued thereunder).
Section 2.14.     Valuation Date shall mean the last day of each calendar month and any other date chosen by the Plan Administrator.
ARTICLE III    - EXCESS RETIREMENT BENEFITS – CALCULATION OF AMOUNT
Section 3.1.     Excess Profit Sharing Benefits.
(a)    Each Plan Year, the Company shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for the Participant an amount equal to the amount of the Profit Sharing Contribution that would have been made to the profit sharing portion of the Retirement Plan on behalf of the Participant if (i) the Participant was a participant in such Plan; (ii) the Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code or any limits on the amount of Profit Sharing Contributions that may be paid to Highly Compensated Employees; (iii) the term "Compensation" (as defined in Section 2.5 hereof) were used for purposes of determining the amount of profit sharing contributions under the Retirement Plan and (iv) the Profit Sharing Contribution was calculated using the formula set forth in Section 3.1(b) below (the "Excess Profit Sharing Benefits").
(b)    Profit Sharing Formula.
(i)    The minimum Profit Sharing Contribution shall be an amount equal to 7% of the Participant’s Compensation, plus 5.7% of the Participant’s Compensation that exceeds the Social Security Wage Base (the “Minimum Profit Sharing Contribution”).
(ii)    For each Plan Year in which the Company’s ROTCE exceeds the Minimum ROTCE for such Plan Year, the Company shall make an additional Profit Sharing Contribution (the “Additional Profit Sharing Contribution”) to the Participant in accordance with the following table; provided, however, that the amount of any such Additional Profit Sharing Contribution shall be reduced by the amount of any Minimum Profit Sharing Contribution made on behalf of the Participant for such Plan Year:

Target Contribution		Maximum Contribution
% of Compensation	% of Compensation Exceeding Social Security Wage Base	% of Compensation	% of Compensation Exceeding Social Security Wage Base
11.7	5.7	16.35	5.7

(iii)    For purposes of determining the amount of the Additional Profit Sharing Contribution required under the table above, the Target Contribution shall be the Contribution which will be made if the Company exactly meets the Target ROTCE for the Plan Year and the Maximum Contribution shall be the Contribution which will be made if the Company meets or exceeds the Maximum ROTCE. In any Plan Year when ROTCE is other than the exact Minimum, Target or Maximum ROTCE, the additional Profit Sharing Contribution shall be calculated as follows:
(1)    if the Company's ROTCE is greater than the Minimum ROTCE but less than the Target ROTCE, then the Additional Profit Sharing Contribution shall equal:

(ROTCE minus Minimum ROTCE) divided by (Target ROTCE minus
Minimum ROTCE)
times
(Target Contribution minus Minimum Profit Sharing Contribution); and

(2)    if the Company’s ROTCE is greater than the Target ROTCE but less than the Maximum ROTCE, then the Additional Profit Sharing Contribution shall equal:
(ROTCE minus Target ROTCE) divided by (Maximum ROTCE minus
Target ROTCE)
times
(Maximum Contribution minus Target Contribution)
plus
(Target Contribution minus Minimum Profit Sharing Contribution)

Notwithstanding the foregoing, for purposes of calculating the Additional Profit Sharing Contribution for any Plan Year in which a Sub-Target ROTCE is established by the Compensation Committee of the Company, (A) the Sub-Target Contribution shall be an amount determined at a point between the Minimum Contribution and the Target Contribution shown on the foregoing table, based on the Sub-Target ROTCE for such Plan Year, interpolated using the following rules and (B) if ROTCE is other than the exact Minimum, Target or Maximum ROTCE, the Additional Profit Sharing Contribution shall be calculated as follows:

(a)	if the NACCO ROTCE is greater than the Minimum ROTCE but less than the Sub-Target ROTCE, then the Additional Profit Sharing Contribution shall equal:
(ROTCE minus Minimum ROTCE) divided by (Sub-Target ROTCE minus Minimum ROTCE)
Times
(Sub-Target Contribution minus Minimum Profit Sharing Contribution); and

(b)	if the NACCO ROTCE is greater than the Sub-Target ROTCE but less than the Target ROTCE, then the Additional Profit Sharing Contribution shall equal:
(ROTCE minus Sub-Target ROTCE) divided by (Target ROTCE minus Sub-Target ROTCE)
Times
(Target Contribution minus Sub-Target Contribution) plus (Sub-Target Contribution minus Minimum Profit Sharing Contribution); and

(c)	if the NACCO ROTCE is greater than the Target ROTCE but less than the Maximum ROTCE, then the Additional Profit Sharing Contribution shall equal:
(ROTCE minus Target ROTCE) divided by (Maximum ROTCE minus Target ROTCE)
Times
(Maximum Contribution minus Target Contribution)
Plus
        (Target Contribution minus Minimum Profit Sharing Contribution)
(iv)    For purposes of this Section, the following words shall have the following meanings:
(1)    “ROTCE” for a particular Plan Year shall mean ROTCE as determined by the Compensation Committee of the Company. for purposes of determining payouts under the Company’s Annual Incentive Compensation Plan for the Plan Year.

(2)    "Minimum ROTCE," "Sub-Target ROTCE, " "Target ROTCE" and "Maximum ROTCE" for a particular Plan Year shall be those specified ROTCEs determined by the Compensation Committee of the Company for a particular Plan Year.
(3)    “Social Security Wage Base” shall mean the contribution and benefit base determined pursuant to Section 230 of the federal Social Security Act, as amended.
Section 3.2.     Basic and Additional Excess 401(k) Benefits.
(a)    Applicability. The provisions of this Section 3.2 shall apply during the 2012 Plan Year (and the 2013 Plan Year, but solely with respect to the Participant’s Bonus that was earned in 2012 and will be paid in 2013). The Participant’s deferral election under the NACCO Materials Handling Group, Inc. Excess Plan relating to his 2012 Compensation (including his Bonus that will be paid in 2013) shall continue in full force and effect under this Plan after the Effective Date. All amounts deferred by the Participant under this Section 3.2 shall be referred to herein collectively as the “Excess 401(k) Benefits.” Notwithstanding anything in the Plan to the contrary, in no event shall the Participant be entitled to receive Excess 401(k) Benefits under the Plan for Plan Years commencing on and after January 1, 2014.
(b)    Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for the 2012 Plan Year (and the 2013 Plan Year, but solely with respect to the Participant’s Bonus that was earned in 2012 and will be paid in 2013) shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:
(i)    The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and
(ii)    The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the excess (if any) of (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year over (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.
The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the “Excess 401(k) Sub-Account.”
Section 3.3.     Excess Employer Contributions. For each Plan Year, the Company shall credit to a Sub-Account (the "Excess Employer Contribution Sub-Account") established for the Participant an amount equal to 5% of his Compensation (the "Excess Employer Contribution Benefits").
Section 3.4.     Transitional Benefits. The Company shall credit to a Sub-Account (the “Transitional Sub-Account”) established for the Participant an amount equal to $25,140 (the “Transitional Benefit”) on December 31, 2012 and on each following December 31st; provided, however, that the Participant remains employed by the Company on each such date.

ARTICLE IV    - ACCOUNTS
Section 4.1.     Participant Accounts. The Company shall establish and maintain on its books an Account for the Participant which shall contain the following entries:
(a)    Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.1, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions would otherwise be credited to the Participant’s account under the Retirement Plan.
(b)    Credits to a Basic or Additional Excess 401(k) Sub-Account for the Basic and Additional Excess 401(k) Benefits described in Section 3.2, which shall be credited to the Sub-Account during each payroll period following the Effective Date.
(c)    Credits to an Excess Employer Contribution Sub-Account for the Excess Employer Contribution Benefits described in Section 3.3, which amounts shall be credited to the Sub-Account as of each pay date.
(d)    Credits to the Transitional Sub-Account for the Transitional Benefit at the time(s) described in Section 3.4.
(e)    Credits to all Sub-Accounts for the earnings and the uplift described in Article V.
(f)    Debits for any distributions made from the Sub-Accounts
ARTICLE V    – EARNINGS/UPLIFT
Section 5.1.     Earnings.
Subject to Section 5.3, at the end of each calendar month during a Plan Year, the Excess 401(k), Excess Employer Contribution and Transitional Sub-Accounts of the Participant shall be credited with an amount determined by multiplying such Participant’s Sub-Account balance during such month by the blended rate earned during the prior month by the Fixed Income Fund. Notwithstanding the foregoing, no interest shall be credited for the month in which a Sub-Account is distributed hereunder.
Section 5.2.     Uplift on Plan Payments.
Subject to Section 5.3, but in addition to the earnings described in Section 5.1, the balance of the Basic Excess 401(k) Sub-Account, the Excess Employer Contribution Sub-Account, the Transitional Sub-Account and the Excess Profit Sharing Sub-Account as of the last day of the month prior to the payment date shall each be increased by an additional 15%.
Section 5.3.     Changes/Limitations.
(a)    The Compensation Committee of the Company may change (or suspend) (i) the earnings rate credited on Accounts and/or (ii) the amount of the uplift under the Plan at any time.
(b)    Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year (excluding the uplift under Section 5.2) be credited at a rate which exceeds 14%.
ARTICLE VI    - VESTING
Section 6.1.     Vesting. The Participant shall always be 100% vested in all amounts credited to his Account hereunder.

ARTICLE VII    -TIME AND FORM OF PAYMENT
Section 7.1.     Time and Form of Payment. All amounts credited to the Participant’s Sub-Accounts for each Plan Year (a) including the Excess Profit Sharing Benefits, earnings and uplift that are credited after the end of a Plan Year but (b) reduced for any applicable withholding taxes shall automatically be paid to the Participant (or his Beneficiary in event of his death) in the form of a single lump sum payment on March 15th of the immediately following Plan Year.
Section 7.2.    Other Payment Rules and Restrictions.
(a)    Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation.
(b)    Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, the Company shall not be required to make any payment hereunder to the Participant or Beneficiary if the making of the payment would jeopardize the ability of the Company to continue as a going concern; provided that any missed payment is made during the first calendar year in which the funds of the Company are sufficient to make the payment without jeopardizing the going concern status of the Company.
(c)    Key Employees. Notwithstanding any provision of the Plan to the contrary, to the extent the payment of a Sub-Account is subject to Code Section 409A, the payment of such Sub-Account to a Key Employee made on account of a Termination of Employment may not be made before the 1st day of the seventh month following such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a QDRO (as specified in Section 8.5) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (e) below). Any amounts that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment within 30 days following the 1st day of the 7th month following Termination of Employment.
(d)    Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent a Sub-Account is subject to 409A, payments such Sub-Account hereunder may be accelerated (i) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements or (ii) to the extent necessary to pay the FICA taxes imposed on benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.
(e)    Withholding/Taxes. To the extent required by applicable law, the Company shall withhold from the Excess Retirement Benefits hereunder, any income, employment or other taxes required to be withheld there from by any government or governmental agency.
ARTICLE VIII    - MISCELLANEOUS
Section 8.1.    Liability of the Company. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company and the Participant, his Beneficiary or any other person.
Section 8.2.    Limitation on Rights of Participants and Beneficiaries – No Lien. This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of the Participant or his Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. None of the Participant, his Beneficiary, or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that such assets are paid to the Participant or his Beneficiary as provided herein. The Participant and his Beneficiary shall have the status of a general unsecured creditor of the Company. The amount standing to the credit of the Participant's Sub-Account is purely notional and affects only the calculation of benefits payable to or in respect of him. It does not give the Participant any right or entitlement (whether legal, equitable or otherwise) to any particular assets held for the purposes of the Plan or otherwise.
Section 8.3.     No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to the Participant. The Participant continues to be an Employee of the Company solely at the will of the Company subject to discharge at any time, with or without cause.
Section 8.4.     Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such Benefit.
Section 8.5.     Anti-Assignment.
(a)    Subject to Subsection (b), no right or interest under this Plan of the Participant or his Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or his Beneficiary.
(b)    Notwithstanding the foregoing, the Plan Administrator shall honor a qualified domestic relations order (“QDRO”) from a state domestic relations court which requires the payment of all or a part of the Participant's or his Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code Section 414(p).
Section 8.6.     Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
Section 8.7.     Effect on other Benefits. Benefits payable to or with respect to the Participant under any other Company sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.
ARTICLE IX     - ADMINISTRATION OF PLAN
Section 9.1.     Administration.
(a)    In General. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of the Participant or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.
(b)    Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.
Section 9.2.     Regulations. The Plan Administrator may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.
Section 9.3.     Claims Procedures.
(a)    The Plan Administrator shall determine the rights of any person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing.
(b)    A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review).
(c)    A claimant whose claim is denied (or his duly authorized representative) who wants to contest that decision must file with the Plan Administrator a written request for a review of such claim within 60 days after receipt of denial of a claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Compensation Committee of the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Compensation Committee of the Company (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.1(a) above.
(d)    The Compensation Committee of the Company (or its delegate) shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and, to the extent permitted by law, shall be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.
Section 9.4.     Revocability/Recovery. Any action taken by the Plan Administrator or the Compensation Committee of the Company (or its delegate) a with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person. In addition, the acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan making any appropriate adjustments in future payments to any person (or to recover from such person) any excess payment or underpayment previously made to him.
Section 9.5.     Amendment. The Company (with the approval or ratification of the Compensation Committee of the Company) may at any time prospectively or retroactively amend any or all of the provisions of this Plan for any reason whatsoever, except that, without the prior written consent of the Participant, no such amendment may (a) reduce the amount of any Participant's vested Benefit as of the date of such amendment or (b) alter the time of payment provisions described in Article VII of the Plan, except for any amendments that are required to bring such provisions into compliance with the requirements of, or exceptions to, Code Section 409A or that accelerate the time of payment (provided that such amendments comply with the requirements of Code Section 409A as applied to any Sub-Account that is subject to the requirements of Code Section 409A). Any amendment shall be in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.
Section 9.6.     Termination.
(a)    Subject to Subsection (b), the Company (with the approval or ratification of the Compensation Committee of the Company), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, without the prior written consent of the Participant, no such termination may (i) reduce the amount of the Participant's vested Benefit as of the date of such termination or (ii) alter the payment provisions described in Article VII of the Plan, except for changes that are required to bring such provisions into compliance with the requirements of, or exceptions to, Code Section 409A or that accelerate the time of payment (in a manner permitted under Code Section 409A as applied to any Sub-Account that is subject to the requirements of Code Section 409A). Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee of the Company. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participant at a time determined by the Plan Administrator.
(b)    Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of the Participant’s Excess Retirement Benefits but only to the extent such change is permitted by Code Section 409A and Treasury Regulations or other guidance issued thereunder.

Section 9.7.     Expenses. The expenses of administering the Plan shall be paid by the Company.

EXECUTED, this 12th day of September, 2012.

NACCO INDUSTRIES, INC.

By:	/s/ Mary D. Maloney
Title: Mary D. Maloney
Assistant General Counsel and Assistant Secretary